UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2006

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway
Fairfax, Virginia		22031-1207
(Address of principal executive offices)		(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 2, 2006, the board of directors of Kaiser Group Holdings, Inc. (the “Company”) appointed Nicholas Burakow, the Company’s Senior Vice President, Secretary and Treasurer, to the office of Executive Vice President and Chief Financial Officer, effective as of April 1, 2006.  Dr. Burakow will continue to serve as Secretary and Treasurer of the Company.

Dr. Burakow, 56, has been a senior officer of the Company and its predecessors for more than 18 years.  He has served as Treasurer since 2000 and as Secretary since July 2005.  Prior to joining the Company, Mr. Burakow served for twelve years in the U.S. Department of State’s Foreign Service, where his last position was Director for Monetary Affairs.  Mr. Burakow is also the President of Global Trade & Invest, Inc., a firm which he co-founded to engage in international trading activities and to provide consulting assistance to companies doing business internationally.  Mr. Burakow holds a Ph.D. in economics from the University of Notre Dame.

Item 7.01.  Regulation FD Disclosure

The Company had previously reported that it had received distributions from Kaiser-Hill Company, LLC (“Kaiser-Hill”), of which the Company owns a 50% interest, totaling $31.5 million for the nine months ended September 30, 2005.  In December 2005, the Company received a distribution from Kaiser-Hill of $12.1 million, which brought total distributions from Kaiser-Hill for the year ended December 31, 2005 to $43.6 million.  On March 1, 2006, the Company reported receipt of an additional $80.0 million distribution from Kaiser-Hill.

At December 31, 2005, the Company had cash and cash equivalents of approximately $16.7 million.

This Current Report on Form 8-K contains, and our other periodic filings with the Securities and Exchange Commission and written or oral statements made by our officers and directors to the press, potential investors, securities analysts and others may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not historical facts, but rather are predictions, and generally can be identified by use of statements that include terms such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or “foresee” or other words or phrases of similar import.  Similarly, statements that describe or contain information related to matters such as our intent, belief, or expectation with respect to financial performance, claims resolution, cash availability, stock redemption plans, contract awards and performance, potential acquisitions and joint ventures and cost-cutting measures are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those currently anticipated in these forward-looking statements.  In light of these risks and uncertainties, including those described below, the forward-looking events might or might not occur.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

/s/ Douglas W. McMinn
Douglas W. McMinn
President and Chief Executive Officer

Date:  March 3, 2006